EXHIBIT 99.1

LHC Group Announces Second Quarter 2012 Results

Highlights:

  Net service revenue was $158.1 million for the second quarter of 2012;
  Adjusted net income attributable to LHC Group per diluted share was $0.35 for the second quarter of 2012; and
  Organic growth in new home health admissions was 6.3% for the second quarter of 2012 and 6.0% for the six months ended June 30, 2012.

LAFAYETTE, La., Aug. 6, 2012 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care services, today announced its financial results for the three and six months ended June 30, 2012.

Financial Results for the Second Quarter

  Net service revenue for the second quarter of 2012 was $158.1 million, compared with $161.0 million for the same period in 2011.
  Net income attributable to LHC Group for the second quarter of 2012 was $6.0 million, compared with $9.8 million for the same period in 2011. The 2012 amount includes $471,000, after tax, of expense associated with the strategic alternatives process completed in June 2012 and legal or other expenses associated with the company's previously announced investigations.
  Diluted earnings per share was $0.32 for the second quarter of 2012, including $0.03 per diluted share, after tax, of expense associated with the strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, compared with $0.53 for the same period in 2011.

"I congratulate and thank our team members, who consistently deliver high-quality care to the growing number of patients, families and communities we serve," said Keith G. Myers, LHC Group's chairman and CEO. "We are pleased with our solid performance through the first two quarters, which are in line with forecast and guidance. Our 6.3 percent increase in organic growth in home health admissions in the second quarter, building on a 5.6 percent increase in organic growth in home health admissions in the first quarter, is a clear indicator that more hospitals, physicians and patients around the country are choosing LHC Group for post-acute care. Additionally, our 13 percent decrease in corporate overhead costs demonstrates that our efficiency initiatives are yielding results. Our company's proven ability to grow admissions while simultaneously becoming more efficient in our operations is the key to long-term success in today's healthcare environment."

LHC Group continues to strengthen its position as the leading post-acute partner for hospitals and health systems nationwide. On July 1, the company announced a joint venture partnership with Texas Health Resources and Methodist Health System, two of the leading healthcare providers in North Texas.

"Our unique joint venture strategy positions our company, as well as our existing and future hospital partners, to be at the forefront of change as our country moves toward a more integrated healthcare delivery system," Myers said.

Financial Results for the Six Months

  Net service revenue for the six months ended June 30, 2012, was $316.8 million compared with $322.8 million for the same period in 2011.
  Net income attributable to LHC Group for the six months ended June 30, 2012, was $13.7 million, including $884,000, after tax, of expense associated with the previously mentioned strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, compared with $17.5 million for the same period in 2011.
  Diluted earnings per share was $0.74 for the six months ended June 30, 2012, including $0.05 per diluted share, after tax, of expense associated with the strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, compared with $0.95 for the same period in 2011.

Guidance

The company is reaffirming its full year 2012 guidance issued Jan. 4, 2012, for net service revenue of $640 million to $660 million and fully diluted earnings per share in the range of $1.45 to $1.65. This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, de novo locations, if opened, future reimbursement changes, if any, or future legal or other expenses associated with the company's ongoing investigations.

Conference Call

LHC Group will host a conference call Tuesday, Aug. 7, 2012, at 11 a.m. Eastern time to discuss its second quarter 2012 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Tuesday, Aug. 14, 2012, by dialing (855) 859-2056 (international callers should call 404-537-3406) and entering confirmation number 93666677. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group Inc.

LHC Group Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	June 30, 2012	Dec. 31, 2011

ASSETS
Current assets:
Cash	$ 385	$ 256
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,909 and $10,692, respectively	90,506	91,183
Other receivables	1,218	1,636
Amounts due from governmental entities	190	315
Total receivables, net	91,914	93,134
Deferred income taxes	7,506	7,269
Prepaid income taxes	15,551	26,667
Prepaid expenses	6,550	6,576
Other current assets	2,905	4,363
Total current assets	124,811	138,265
Property, building and equipment, net of accumulated depreciation of $30,895 and $28,073, respectively	27,909	28,182
Goodwill	164,731	164,731
Intangible assets, net of accumulated amortization of $2,712 and $2,325, respectively	60,702	59,389
Other assets	5,203	5,809
Total assets	$ 383,356	$ 396,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$ 20,569	$ 23,119
Salaries, wages and benefits payable	29,261	25,571
Self insurance payable	4,888	5,612
Amounts due to governmental entities	3,241	3,234
Total current liabilities	57,959	57,536
Deferred income taxes	24,563	22,523
Income tax payable	3,415	3,415
Revolving credit facility	8,309	34,820
Total liabilities	94,246	118,294
Noncontrolling interest- redeemable	11,033	11,348
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,534,814 and 21,374,264 shares issued and 18,191,813 and 18,298,659 shares outstanding, respectively	184	183
Treasury stock – 3,343,001 and 3,075,605 shares at cost, respectively	(10,779)	(6,216)
Additional paid-in capital	98,483	95,964
Retained earnings	187,456	173,752
Total LHC Group Inc. stockholders' equity	275,344	263,683
Noncontrolling interest- non-redeemable	2,733	3,051
Total equity	278,077	266,734
Total liabilities and stockholders' equity	$ 383,356	$ 396,376

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net service revenue	$ 158,055	$ 161,015	$ 316,816	$ 322,798
Cost of service revenue	92,218	86,216	182,077	175,172
Gross margin	65,837	74,799	134,739	147,626
Provision for bad debts	2,647	3,143	5,408	5,704
General and administrative expenses	50,967	52,154	101,849	107,195
Operating income	12,223	19,502	27,482	34,727
Interest expense	(208)	(195)	(567)	(290)
Non-operating income	(51)	4	14	177
Income before income taxes and noncontrolling interest	11,964	19,311	26,929	34,614
Income tax expense	4,092	6,549	9,318	11,710
Net income	7,872	12,762	17,611	22,904
Less net income attributable to noncontrolling interest	1,909	2,974	3,907	5,422
Net income attributable to LHC Group, Inc.'s common stockholders	$ 5,963	$ 9,788	$ 13,704	$ 17,482

Earnings per share – basic:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.32	$ 0.54	$ 0.75	$ 0.96

Earnings per share – diluted:
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.32	$ 0.53	$ 0.74	$ 0.95

Weighted average shares outstanding:
Basic	18,385,783	18,278,479	18,357,362	18,247,238
Diluted	18,423,258	18,346,441	18,396,453	18,338,605

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities
Net income	$ 17,611	$ 22,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,836	3,939
Provision for bad debts	5,408	5,704
Stock-based compensation expense	2,387	1,960
Deferred income taxes	1,803	3,375
Loss on sale of assets	113	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(4,875)	(4,254)
Prepaid expenses, other assets	2,090	5,984
Prepaid income taxes	10,802	(3,899)
Accounts payable and accrued expenses	416	(1,950)
Net amounts due to/from governmental entities	132	–
Net cash provided by operating activities	39,723	33,763

Investing activities
Purchases of property, building, and equipment	(3,314)	(5,761)
Proceeds from sale of assets	23	–
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(1,700)	(11,770)
Net cash used in investing activities	(4,991)	(17,531)

Financing activities
Proceeds from line of credit	66,446	49,187
Payments on line of credit	(92,957)	(49,187)
Payments on capital leases	–	(14)
Excess tax benefits from vesting of restricted stock	–	318
Proceeds from employee stock purchase plan	407	426
Payments on repurchase of common stock	(4,001)	(577)
Noncontrolling interest distributions	(4,452)	(6,645)
Purchase of additional controlling interest	(126)	(816)
Sale of noncontrolling interest	80	–
Net cash used in financing activities	(34,603)	(7,308)
Change in cash	129	8,924
Cash at beginning of period	256	288
Cash at end of period	$ 385	$ 9,212

Supplemental disclosures of cash flow information
Interest paid	$ 567	$ 290
Income taxes paid	$ 8,203	$ 11,956

LHC GROUP INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$ 139,996	$ 18,059	$ 158,055	$ 279,591	$ 37,225	$ 316,816
Cost of service revenue	80,707	11,511	92,218	159,768	22,309	182,077
Provision for bad debts	2,334	313	2,647	4,957	451	5,408
General and administrative expenses	45,566	5,401	50,967	90,792	11,057	101,849
Operating income	11,389	834	12,223	24,074	3,408	27,482
Interest expense	(187)	(21)	(208)	(510)	(57)	(567)
Non-operating income (loss)	(50)	(1)	(51)	3	11	14
Income before income taxes and noncontrolling interest	11,152	812	11,964	23,567	3,362	26,929
Income tax expense	3,697	395	4,092	8,428	890	9,318
Net income	7,455	417	7,872	15,139	2,472	17,611
Noncontrolling interest	1,826	83	1,909	3,518	389	3,907
Net income attributable to LHC Group Inc.	$ 5,629	$ 334	$ 5,963	$ 11,621	$ 2,083	$ 13,704
Total assets	$ 348,788	$ 34,568	$ 383,356	$ 348,788	$ 34,568	$ 383,356

	Three Months Ended June 30, 2011			Six Months Ended June 30, 2011
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$ 141,984	$ 19,031	$ 161,015	$ 283,785	$ 39,013	$ 322,798
Cost of service revenue	74,733	11,483	86,216	151,823	23,349	175,172
Provision for bad debts	2,998	145	3,143	5,406	298	5,704
General and administrative expenses	47,456	4,698	52,154	97,520	9,675	107,195
Operating income	16,797	2,705	19,502	29,036	5,691	34,747
Interest expense	(175)	(20)	(195)	(261)	(29)	(290)
Non-operating income (loss)	(9)	13	4	142	35	177
Income before income taxes and noncontrolling interest	16,613	2,698	19,311	28,917	5,697	34,614
Income tax expense	5,917	632	6,549	10,594	1,116	11,710
Net income	10,696	2,066	12,762	18,323	4,581	22,904
Noncontrolling interest	2,687	287	2,974	4,782	640	5,422
Net income attributable to LHC Group Inc.	$ 8,009	$ 1,779	$ 9,788	$ 13,541	$ 3,941	$ 17,482
Total assets	$ 342,608	$ 35,118	$ 377,726	$ 342,608	$ 35,118	$ 377,726

LHC GROUP INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Key Data:
Home-Based Services:
Home Health
Locations	244	260	244	260
Acquired	0	2	0	5
De novo	0	0	1	7
Total new admissions	26,498	24,935	54,194	51,129
Medicare new admissions	17,837	17,423	36,883	36,012
Average daily census	32,988	33,937	32,723	34,120
Average Medicare daily census	24,858	26,192	24,720	26,320
Medicare completed and billed episodes	42,480	44,541	83,767	86,607
Average Medicare case mix for completed and billed Medicare episodes	1.26	1.24	1.26	1.25
Average reimbursement per completed and billed Medicare episodes	$ 2,362	$ 2,340	$ 2,350	$ 2,358
Total visits	896,322	883,888	1,794,699	1,763,823
Total Medicare visits	653,053	667,088	1,311,619	1,333,273
Average visits per completed and billed Medicare episodes	15.4	15.0	15.7	15.4
Organic growth (1):
Net revenue	-2.5%	-1.8%	-2.4%	1.7%
Net Medicare revenue	-6.4%	-4.4%	-5.7%	-1.2%
Total new admissions	6.3%	4.8%	6.0%	9.4%
Medicare new admissions	2.1%	1.2%	2.3%	5.4%
Average daily census	-2.8%	4.7%	-4.1%	6.4%
Average Medicare daily census	-5.1%	1.6%	-6.1%	3.0%
Medicare completed and billed episodes	-4.6%	6.2%	-3.3%	6.0%

Hospice
Locations	32	32	32	32
Acquired	0	3	0	8
Admissions	1,072	1,045	2,181	1,964
Average Daily Census	995	930	964	882
Patient Days	90,564	84,669	175,528	159,670
Average revenue per patient day	$ 138	$ 133	$ 138	$ 136

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,822	15,268	32,013	30,601
Patient acuity mix	0.98	1.05	1.00	1.03
Average revenue per patient day	$ 1,102	$ 1,171	$ 1,129	$ 1,190

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(unaudited)

During the three months and six months ended June 30, 2012, the Company spent $471,000 and $884,000, respectively, after tax, on costs associated with the previously announced strategic alternatives process and legal or other expenses associated with the company's previously announced investigations. In order to reflect the operational performance of the Company during the quarter excluding these costs, company representatives may be asked to provide adjusted net income for the quarter excluding such costs. In the event the Company provides such information, the adjusted net income presented would be a non-GAAP financial measure determined as follows: net income excluding costs related to our previously announced strategic alternatives process and legal or other expenses associated with the company's previously announced investigations. The Company believes adjusted net income would provide investors with helpful information with respect to the performance of the Company's ongoing operations, and management is using adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below, which reconcile net income to adjusted net income and GAAP earnings per share to adjusted earnings per share.

	For The Three Months Ended June 30, 2012	For The Six Months Ended June 30, 2012

Adjusted net income attributable to LHC Group:
Net income attributable to LHC Group Inc.	$ 5,963	$ 13,704
Add: Costs related to strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, net of tax	471	884
Adjusted net income attributable to LHC Group Inc.	$ 6,434	$ 14,588

Adjusted net income attributable to LHC Group per diluted share:
Net income attributable to LHC Group Inc.	$ 0.32	$ 0.74
Add: Costs related to strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, net of tax	0.03	0.05
Adjusted net income attributable to LHC Group Inc.	$ 0.35	$ 0.79
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com